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                                                                  EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


1.  Name: Ameriquest Mortgage Corporation

    State of Incorporation: Delaware

    Name Under Which Subsidiary Does Business: Ameriquest Mortgage Corporation